EXHIBIT 99


                                                                 NEWS RELEASE
                                                                    Contacts:
                                Investor: Patrick Fossenier   1+ 650-378-5353
                                  News Media: Gary Frantz     1+ 650-378-5335





               CON-WAY INC. REPORTS FIRST QUARTER 2007 RESULTS



SAN MATEO, Calif.-April 16, 2007-Con-way Inc. (NYSE:CNW) today reported net income from continuing operations for the first quarter of 2007 of $29.0 million (after preferred stock dividends), or 60 cents per diluted share. The results compared to first quarter 2006 net income from continuing operations of $46.2 million, or 84 cents per diluted share.



Operating income in the 2007 first quarter was $55.7 million, down 28.5 percent compared to $77.9 million earned in the first quarter a year ago.

Revenue was $1.00 billion, a decrease of 4.2 percent from last year's revenue of $1.05 billion.



Net income to common shareholders in the 2007 first quarter was $31.9 million, or 65 cents per diluted share. This compares to previous year net income of $44.7 million, or 81 cents per diluted share.  First quarter results in 2007 and 2006 included discontinued operations, which were a net gain of 5 cents per diluted share and a net loss of 3 cents per diluted share, respectively.



The 2006 first quarter results from continuing operations also included $4.2 million in earnings from Vector SCM, which subsequently was sold later in the year.  In continuing operations for the 2007 first quarter, the company recorded a charge of $2.7 million for the post-closing settlement of outstanding items related to the Vector sale.



"We're executing on our plan," said Douglas W. Stotlar, president and CEO.

"The targeted sales initiatives we put in place last year are producing tangible results for Con-way Freight. While operating results were down year over year, we saw business increase each month in the quarter, with March showing growth over the same period last year. I'm encouraged by the resourcefulness of our people in maintaining productivity and service excellence as we reinvigorate our growth."



Commenting on Menlo Worldwide, Stotlar said, "Our global logistics company continues to gain momentum. We've had a surge in project awards and expect to see the revenue effect as these come online during the year.  Menlo is doing a superb job managing its margins," Stotlar added. "Globally, logistics outsourcing is increasing. Menlo is well positioned around the world to capitalize on this trend with its industry vertical approach, multi-client facilities and cost-effective, scalable solutions."



The effective tax rate for the 2007 first quarter was 41.3 percent compared to 37.8 percent in the same period of 2006. The 2007 tax rate was affected by the settlement in the quarter of the outstanding items from the Vector sale,

which did not receive tax benefits, and various other discrete tax items.



In its current stock repurchase program, the company acquired $45.1 million in common shares during the 2007 first quarter, amounting to 910,600 shares.

The current $400 million stock repurchase program expires June 30, 2007 and has $45.3 million in authorization remaining.



CON-WAY FREIGHT AND TRANSPORTATION



For the first quarter of 2007, Con-way Freight, the company's regional less-

than-truckload (LTL) operation, and Con-way Transportation, which consists of the company's full-truckload and trailer manufacturing divisions, reported the following results:



   *  Operating income of $53.9 million, a decrease of 19.4 percent versus

      $66.8 million earned in the year-ago period.



   *  Revenues of $681.7 million, down 2.1 percent compared to the prior-year revenues of $696.1 million.



   *  Tonnage per day handled by Con-way Freight decreased 2.3 percent versus the previous-year quarter.



   *  Yield for Con-way Freight was up 1.2 percent from the previous-year quarter, both with and without fuel surcharge.



   *  Con-way Freight's operating ratio was 92.3 in the 2007 first quarter compared to 90.5 in first-quarter 2006.  The 2007 first quarter was affected by rebranding expense, health care and vehicular insurance costs, and severe winter weather.



On March 19, 2007, Con-way Freight implemented a general rate increase of 4.9 percent.



MENLO LOGISTICS



For the first quarter of 2007, Menlo Logistics reported:



   *  Operating income of $6.5 million, a 5.7 percent increase from $6.2 million in the first quarter of 2006.



   *  Revenue of $320.5 million, down 8.4 percent from the previous-year quarterly revenue of $349.9 million.



   *  Net revenue of $104.1 million, a 10.3 percent increase compared to

      $94.4 million in the 2006 first quarter.



Throughout 2006, Menlo Worldwide consisted of Menlo Logistics and Vector SCM,

the company's logistics joint venture with General Motors (GM). The company sold its membership interest in Vector, which was an equity-method investment, to GM at the end of 2006. Menlo Worldwide's results last year included $4.2 million in earnings from Vector.  The 2007 first quarter results for Menlo Worldwide included a $2.7 million charge for the post-

closing settlement of outstanding items from the Vector sale.



The Con-way Other segment, which contains various corporate activities,

included a $1.8 million loss in the quarter resulting from higher claims from a reinsurance pool in which the company participates.



2007 OUTLOOK



Beginning in 2007, Con-way has adopted a policy of providing earnings guidance for the full year only. Yearly guidance will be reviewed as appropriate.  For 2007, the company continues to expect diluted earnings per share from continuing operations to be between $3.60 and $3.90, based on an assumed number of diluted shares outstanding of 48 million. Con-way's effective tax rate is expected to be 38 percent for the year.



INVESTOR CONFERENCE CALL



Con-way will host a conference call for the investment community tomorrow,

Tuesday, April 17 at 11:00 a.m., Eastern Daylight Time (8:00 a.m.

Pacific). On the call management will review results of the quarter ending on

March 31.



The call can be accessed by dialing (866) 264-3634 or (706) 643-3632 (for international callers) and is expected to last approximately one hour. Callers are requested to dial in at least five minutes before the start of the call. The call will also be available through live internet webcast at

http://www.con-way.com/investor_relations/webcasts.html



An audio replay will be available for two weeks following the call by dialing

(800) 642-1687 or (706) 645-9291 (for international callers) and using access code 2952513. The replay will also be available at the same web casting site providing access to the live call.


Con-way Inc. (NYSE:CNW) is a $4.2 billion freight transportation and logistics services company headquartered in San Mateo, Calif. Named FORTUNE magazine's "Most Admired Company" in transportation and logistics for 2007,

Con-way delivers industry-leading services through three primary operating companies: Con-way Freight, Con-way Truckload Services and Menlo Worldwide.

These operating units provide high-performance, day-definite less-than-

truckload and full truckload and intermodal freight transportation, as well as logistics, warehousing and supply chain management services, and trailer manufacturing. Con-way Inc. and its subsidiaries operate from more than 500 locations across North America and in 20 countries. For more information about Con-way, visit us on the Web at www.con-way.com.


FORWARD-LOOKING STATEMENTS


Certain statements in this press release constitute "forward-looking statements" and are subject to a number of risks and uncertainties and should not be relied upon as predictions of future events. All statements other than statements of historical fact are forward-looking statements, including any projections and objectives of management for future operations, any statements concerning proposed new products or services, any statements regarding Con-way's estimated future contributions to pension plans, any statements as to the adequacy of reserves, any statements regarding the outcome of any claims that may be brought against Con-way, any statements regarding future economic conditions or performance, any statements of estimates or belief and any statements or assumptions underlying the foregoing. Specific factors that could cause actual results and other matters to differ materially from those discussed in such forward-looking statements include: changes in general business and economic conditions, the creditworthiness of Con-way's customers and their ability to pay for services rendered, increasing competition and pricing pressure, changes in fuel prices or fuel surcharges, the effects of the cessation of the air carrier operations of Emery Worldwide Airlines, the possibility that Con-way may, from time to time, be required to record impairment charges for long-lived assets, the possibility of defaults under Con-way's $400 million credit agreement and other debt instruments (including defaults resulting from unusual charges), and the possibility that Con-way may be required to repay certain indebtedness in the event that the ratings assigned to its long-term senior debt by credit rating agencies are reduced, labor matters, enforcement of and changes in governmental regulations, environmental and tax matters, matters relating to the 1996 spin-off of Consolidated Freightways Corporation
(CFC), including the possibility that CFC's multi-employer pension plans may assert claims against Con-way, matters relating to the sale of Menlo Worldwide Forwarding, Inc., including Con-way's obligation to indemnify the buyer for certain losses in connection with the sale, and matters relating to Con-way's defined benefit pension plans. The factors included herein and in
Item 7 of Con-way's 2006 Annual Report on Form 10-K as well as other filings with the Securities and Exchange Commission could cause actual results and other matters to differ materially from those in such forward-looking statements. As a result, no assurance can be given as to future financial condition, cash flows, or results of operations.



                                Con-way Inc.
                       Statements of Operating Results
               (Dollars in thousands except per share amounts)

                                                       Three Months Ended
                                                            March 31,
                                                  ---------------------------
                                                      2007         2006
                                                  ------------- -------------

 REVENUES
   Con-way Freight and Transportation                $681,710      $696,130
   Menlo Worldwide Logistics [a]                      320,481       349,862
                                                  ------------- -------------
                                                   $1,002,191    $1,045,992
                                                  ============= =============
 OPERATING INCOME (LOSS)
   Con-way Freight and Transportation                 $53,875      $66,803
   Menlo Worldwide Logistics                            6,536        6,185
   Vector                                              (2,699)       5,272
   Con-way Other                                       (2,039)         726
                                                  ------------- -------------
                                                       55,673       78,986
 Reconciliation of segments to consolidated amount:
   Income tax related to Vector, an equity-method
   investment                                             -         (1,078)
                                                  ------------- -------------
                                                       55,673       77,908

   Other Expense, net                                   3,328          724
                                                  ------------- -------------

 Income before Taxes                                   52,345       77,184
   Income Tax Provision                                21,626       29,191
                                                  ------------- -------------

 Income from Continuing Operations                     30,719       47,993
                                                  ------------- -------------

 Discontinued Operations, net of tax
   Loss from Discontinued Operations                        -         (753)
   Gain (Loss) from Disposal                            2,919         (806)
                                                  ------------- -------------
                                                        2,919       (1,559)

 Net Income                                            33,638       46,434

   Preferred Stock Dividends                            1,714        1,763
                                                  ------------- -------------

 NET INCOME AVAILABLE TO COMMON SHAREHOLDERS          $31,924      $44,671
                                                  ============= =============


 NET INCOME FROM CONTINUING OPERATIONS
   AVAILABLE TO COMMON SHAREHOLDERS                   $29,005      $46,230
                                                  ============= =============

 Weighted-Average Common Shares Outstanding
   Basic                                           45,990,811   51,921,645
   Diluted                                         49,145,454   55,381,912

 Earnings (Loss) Per Common Share
   Basic
      Net Income from Continuing Operations             $0.63        $0.89
      Loss from Discontinued Operations                   -          (0.01)
      Gain (Loss) from Disposal                          0.06        (0.02)
                                                  ------------- -------------
                                                        $0.69        $0.86
                                                  ============= =============
   Diluted
      Net Income from Continuing Operations             $0.60        $0.84
      Loss from Discontinued Operations                   -          (0.01)
      Gain (Loss) from Disposal                          0.05        (0.02)
                                                  ------------- -------------
                                                        $0.65        $0.81
                                                  ============= =============


   [a] Menlo Worldwide Logistics net revenue
       (revenue less purchased transportation
       of $216,358 in 2007 and $255,465 in 2006)     $104,123      $94,397
                                                  ============= =============





                                 Con-way Inc.
                           Condensed Balance Sheets
                            (Dollars in thousands)


                                                    March 31,    December 31,
                                                      2007          2006
                                                  ------------- -------------
 ASSETS
  Current assets
                                                   $1,135,782    $1,090,484
  Property, plant and equipment, net                1,099,116     1,117,975
  Other assets                                         88,731        93,430
                                                  ------------- -------------
       Total Assets                                $2,323,629    $2,301,889
                                                  ============= =============

 LIABILITIES AND SHAREHOLDERS' EQUITY
  Current liabilities                                $620,331      $559,802
  Long-term debt and guarantees                       533,697       557,723
  Other long-term liabilities and deferred credits    422,301       443,585
  Shareholders' equity [a]                            747,300       740,779
                                                  ------------- -------------
       Total Liabilities and Shareholders' Equity  $2,323,629    $2,301,889
                                                  ============= =============


  [a] Effective January 1, 2007, Con-way adopted the measurement-date provisions of SFAS 158, "Employers' Accounting for Defined Benefit Pension Plans - an amendment of SFAS 87, 88, 106 and 132R." In connection with the revision of its measurement date to December 31 from November 30, Con-way recorded a $13.0 million net increase to shareholders' equity, consisting of a $15.6 million reduction in the accumulated other comprehensive loss and a $2.6 million decrease to beginning retained earnings.